UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): November 21, 2019

CDK Global, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-36486	46-5743146
(Commission File Number)	(I.R.S. Employer Identification Number)

1950 Hassell Road, Hoffman Estates, Illinois 60169

(Address of Principal Executive Offices) (Zip Code)

(847) 397-1700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	CDK	NASDAQ Global Select Market

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Registrant’s 2019 Annual Meeting of Stockholders was held on November 21, 2019. There were present at the meeting, either in person or by proxy, holders of 108,788,017 shares of common stock.

1.	The following nominees were elected to the Registrant’s Board of Directors for the ensuing year. The votes cast for each nominee were as follows:

Name	For	Against	Abstain	Broker Non-Votes
Leslie A. Brun	87,629,507	9,752,629	94,224	11,311,657
Willie A. Deese	89,849,156	7,477,226	149,978	11,311,657
Amy J. Hillman	94,961,500	2,372,966	141,894	11,311,657
Brian M. Krzanich	96,896,097	432,047	148,216	11,311,657
Stephen A. Miles	94,937,868	2,384,533	153,959	11,311,657
Robert E. Radway	94,417,120	2,910,099	149,141	11,311,657
Stephen F. Schuckenbrock	96,906,189	416,344	153,837	11,311,657
Frank S. Sowinski	94,948,868	2,374,073	153,419	11,311,657
Eileen J. Voynick	94,454,807	2,879,800	141,753	11,311,657

2.	The results of the advisory voting on executive compensation of our Named Executive Officers for the fiscal year ending June 30, 2019 were as follows:

For	Against	Abstain	Broker Non-Votes
89,530,515	7,708,536	237,309	11,311,657

3.	The results of the voting to ratify the appointment of Deloitte & Touche LLP to serve as the Registrant's independent registered public accounting firm for the fiscal year ending June 30, 2020 were as follows:

For	Against	Abstain	Broker Non-Votes
108,464,700	203,200	120,117	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2019	CDK Global, Inc.

	By:	/s/ JOSEPH A. TAUTGES Joseph A. Tautges Executive Vice President, Chief Financial Officer